Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

STEAKHOLDER FOODS LTD.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value per share	(1)	Other	22,775,800,000	$0.0004	$9,110,320.00	0.0001381	$1,258.14

Total Offering Amounts:							$9,110,320.00		1,258.14
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,214.77
Net Fee Due:									$43.37

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Offering Note(s)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding ordinary shares, no par value (“Ordinary Shares”).

Estimated pursuant to Rules 457(c) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices ($1.42 and $1.33 respectively) reported for the ADSs on the Nasdaq Capital Market on February 24, 2026, divided by 4,000 (to give effect to the 1:4,000 ratio of ADSs to ordinary shares).

These shares may be represented by ADSs, each of which currently represents 4,000 ordinary shares, of the Registrant. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-253915).

The Registrant previously filed a Registration Statement on Form F-1 with the Securities and Exchange Commission on March 31, 2026 (File No. 333-286247), which was declared effective on April 7, 2025 (the “Prior Registration Statement”), that registered an aggregate of 755,555,500 ordinary shares to be offered by the Registrant from time to time. With respect to the 755,555,500 ordinary shares registered on the Prior Registration Statement, the Registrant paid a filing fee of $1,243.52. In connection therewith, 738,088,300 ordinary shares remain unsold, leaving $1,214.77 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using the $1,214.77 in unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no registration fee is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Steakholder Foods Ltd.	(1)	F-1	333-286247	03/31/2025		$1,214.77	Equity	Ordinary shares, no par value per share		$7,934,440.00	$
Fee Offset Sources	Steakholder Foods Ltd.		F-1	333-286247		03/31/2025							1,243.51

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $1,214.77, which represents the portion of the registration fee previously paid (after offset) with respect to 738,088,300 ordinary shares (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.